EXHIBIT 99

FOR IMMEDIATE RELEASE	CONTACT:
November 1, 2011	John A. Ustaszewski
SVP and Chief Financial Officer
(740) 657-7000

DCB Financial Corp and The Delaware County Bank & Trust Company Announce Agreement
for Directors to receive fees in the form of Common Stock

LEWIS CENTER, Ohio, November 1, 2011 — DCB Financial Corp, (OTC Bulletin Board DCBF, the “Corporation” or the “Company”), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced that its Board of Directors has approved and implemented a plan to receive director fee payments in the form of common stock, in lieu of cash payments. Under the new plan, director fees will be funded to an independent third party who will use the funds to purchase Company common stock in the open market on behalf of the individual directors. The Corporation also indicated its intent to further explore opportunities to raise capital, and is currently focusing its strategic plans on addressing capital requirements pursuant to the regulatory agreements under which it currently operates.

Mr. Ronald J. Seiffert, the newly appointed President and CEO of the Corporation and the Bank, commented, “As we’ve continued to formulate and develop and implement our strategic plan for 2012 and beyond, one of the principle foundations of our plan is to develop increased ownership of our stock by the Board and senior officers. It has been difficult for them to purchase stock in the past two years due to a variety of restrictions. Our Board and senior officers have a vested interest in the future of the Company and we feel it’s important to send a message to our shareholders that we believe in the direction of the Bank.”

Ms. Vicki Lewis, Board Chair, agreed, “The Board is fully supportive of this plan. As we move our Company forward, the Board and senior management will take on a larger ownership of the bank. We want our shareholders to know that we have confidence in our Company and a personal stake in this too.”

On October 21, 2011 the Board of Directors unanimously approved a plan that provides for Board members to receive their quarterly director fee payments in the form of Company stock. The plan begins with the third quarter 2011 payments. DCBF common stock will be purchased by an independent party on the open market on behalf of the Board members, using amounts based on the director fees earned in the prior quarter.

In addition, the Corporation continues to explore its strategic alternatives, with a focus on potential opportunities to raise capital in 2012. Mr. John Ustaszewski, Senior Vice President and Chief Financial Officer, noted, “As the Company progressed throughout 2011, much of our work focused on exploring and analyzing strategic alternatives which resulted in improving the overall credit quality of the loan portfolios and the Company’s overall efficiency. Implementation of those plans included reduction in staff and closing of certain Bank offices. We also developed multiple levels of analysis regarding the raising of capital. We have agreed to be at a 9% Tier-1 level, and are now at the point that we can focus on potential opportunities to raise capital with a goal of attaining those levels by the end of the second quarter 2012, although that timing depends on many factors which we cannot control.”

Mr. Seiffert added, “While we plan to move forward with our strategy focused on raising capital, we remain very sensitive to our current shareholders and the potential impact that raising additional capital may have on them. We would like our current shareholders to participate in any offering that we may bring to the table. As part of the plan, we will employ the services of an investment banking firm to help in our planning and strategic processes, and in communicating our plan to our shareholders.”

In anticipation of DCB Financial Corp’s future plans, and the potential for increased shareholder activity, Broadridge Financial Solutions, Inc., a nationally known firm, was appointed to act as its transfer agent for DCB Financial Corp stock trades. Shareholders in need of transfer agent services can contact Broadridge directly at 1-855-418-5056.

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 11 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services.

Application of Critical Accounting Policies
The Corporation’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the DCB Financial Corp 2010 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.

Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company. Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.